Exhibit 99.1

Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Wells-Gardner Electronics Corporation (the “Company”) for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Anthony Spier, the Chairman, President and Chief Executive Officer of the Company, and George B. Toma, the Vice President of Finance, Chief Financial Officer and Corporate Secretary of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2003	By:	/s/ ANTHONY SPIER
Anthony Spier Chairman, President & Chief Executive Officer

Date: April 28, 2003	By:	/s/ GEORGE B. TOMA
George B. Toma CPA, CMA Vice President of Finance, Chief Financial Officer & Corporate Secretary